SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2002

ALLIANCE BANCSHARES CALIFORNIA
(Exact Name of Registrant as Specified in its Charter)

California (State or Other Jurisdiction of Incorporation)	000-33455 (Commission File Number)	91-2124567 (I.R.S. Employer Identification No.)

100 Corporate Pointe
Culver City, CA 90230
(Address of Principal Executive Offices)

(310) 410-9281
(Registrant’s Telephone Number)

Item 4.    Changes in Registrant’s Certifying Accountant

          On November 8, 2002, the Audit Committee of the Company approved the engagement of McGladrey & Pullen, LLP as its independent auditors to audit its financial statements for the year ending December 31, 2002. Prior to such engagement, the Company did not consult with McGladrey & Pullen, LLP regarding the application of accounting principles to a specific, completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 8, 2002	ALLIANCE BANCSHARES CALIFORNIA
By: /s/ Daniel L. Erickson Daniel L. Erickson Executive Vice President and Chief Financial Officer